NON NEGOTIABLE PROMISSORY NOTE

June____ , 2006

Seattle, Washington	$100,000

FOR VALUE RECEIVED, the undersigned, INFINIUM LABS, INC., a Delaware Corporation, (the "Company"), promises to pay RONALD WESTMAN the “Holder”) , the principal sum of One Hundred Thousand (U.S.) Dollars and 00/100 ($100,000.00), together with interest thereon at the rate of eight percent (8%) per annum and will be payable pursuant to the following terms:

1.  Amount of Note. The face amount of this Non Negotiable Promissory Note (this “Note”) shall be delivered to Infinium in three payments, sent by wire transfer, with the first traunch of $20,000 due upon mutual execution of the Note, the second traunch of $35,000 due twenty-one (21) days after mutual execution of the Note, and the third traunch of $45,000 due forty-two (42) days after mutual execution of the Note. The Note shall be repaid to the Holder within two months from the receipt of the third traunch hereof. Interest shall be paid on the maturity date.

2. Additional Consideration. As additional consideration, the Company has agreed to re-price certain pre-existing warrants to a number of separate parties (see Exhibit A-1 and A-2) and issue new warrants to be issued within ten (10) days of mutual execution of this Agreement in the form attached at Exhibit 2 to the parties and in the amounts listed at Exhibit 3 to this Agreement.

3. Collateral. Infinium will grant Holder three separate certificates to collateralize the Note of 2,000,000 shares, 3,500,000 shares, and 4,500,000 shares of common stock (the “Collateral”). Each certificate will be requested prior to the applicable traunch. All collateral will be held in escrow with John Chapman, Esquire (pending execution of an escrow agreement, acceptable to the Company, with such attorney, costs to be borne by Holder). Collateral shall be held in escrow until maturity of the Note at which point, if the Note is paid in full, it will be returned to the Company or escrow agent shall be permitted to release the Collateral to the Holder in payment of the Note.

4. Waiver and Consent. To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

5. Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Holder, including, without limitation, the face amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full. Except as otherwise required by law or by the provisions of this Note, payments received by the Holder hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

6.  Severability. If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect. Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

7.  Amendment and Waiver. This Note is non negotiable and may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto. The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

8.  Successors. Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

9.  Assignment. This Note shall not be directly or indirectly assignable or delegable by the Company.

10.  No Strict Construction. The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

11. Further Assurances. Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

12. Notices, Consents, etc.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	Infinium Labs, Inc.
800 Fifth Avenue, Suite 4100
Seattle, WA 98104

Attention: General Counsel
Telephone: (206) 447-1444
Facsimile: (206) 774-1289

With Copies to:	Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, NY 10018
Attention: Darrin M. Ocasio, Esq.
Telephone: (212) 930-9700
Facsimile: (212) 930-9725

If to Holder:	Ronald Westman
2033 Main Street, Suite 403
Sarasota, FL 34237

Telephone:
Facsimile:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

13.  Remedies, Other Obligations, Breaches and Injunctive Relief. The Holder’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Holder under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Holder contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Every right and remedy of the Holder under any document executed in connection with this transaction, including but not limited to this Note or under applicable law may be exercised from time to time and as often as may be deemed expedient by the Holder. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

14. Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Washington, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Washington or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Washington. Each party hereby irrevocably submits to the exclusive jurisdiction of the Superior Courts of the State of Washington, sitting in the city of Seattle and the United States District Court for the Western District of Washington sitting in Seattle, Washington, for the adjudication of any dispute hereunder or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

15. No Inconsistent Agreements. None of the parties hereto will hereafter enter into any agreement which is inconsistent with the rights granted to the parties in this Note.

16. Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

17. Waiver of Jury Trial. AS A MATERIAL INDUCEMENT FOR THE HOLDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

18. Entire Agreement.  This Note (including the recitals hereto) sets forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

IN WITNESS WHEREOF, this Note is executed by the undersigned as of the date hereof.

RONALD WESTMAN

By:	/s/ Ronald Westman
Name: Ronald Westman

INFINIUM LABS, INC.

By:	/s/ Greg Koler
Name: Greg Koler
Title: CEO